Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2011

Commonwealth Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-13467

Virginia	54-1641133
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

718 Grove Road

Midlothian, VA 23114

(Address of principal executive offices, including zip code)

(804) 464-1601

(Registrant’s telephone number, including area code)

601 Biotech Drive

Richmond, VA 23235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

            Update Arrangement of Annual Shareholder Meeting

     (1) CBI has engaged Broadridge Financial Solutions, Inc, 51 Mercedes Way, Edgewood, NY 11717 to act as the agency to manage CBI 2011 Annual Shareholders Meeting to elect the new directors, and make decisions on other important issues of CBI.

     (2) CBI 2011 Annual Shareholders Meeting will be held at 10:00 a.m. EST, on April 4, 2011. The meeting will be held electronically via telecom.  Here is the url address that has been assigned for your virtual annual meeting:

 http://www.virtualshareholdermeeting.com/CBTE

Shareholders will be able to log onto the above site approximately 15 minutes prior to the meeting to listen to the proceedings, view the annual meeting materials, vote their shares and ask a question if they choose to do so.

     (3) Only shareholders of record at the close of business on March 11, 2011, are entitled to have their votes counted at the annual meeting and any adjournments or postponements thereof.

     (4) CBI is incorporated in Virginia. The state law of Virginia required every public company to have annual shareholder meeting to elect the new director(s) and transact other business that requires shareholder approval. The By-laws of CBI also requires Annual Shareholder Meeting. The serve term of current CBI directors expired on December 31, 2010. Every director currently temporarily stays on his position waiting for new member to replace him. Any action which interrupts or cancels the annual shareholder meeting by any excuse is not legal.

     (5) Currently, four proposals will list on the ballot for the vote:

1. Election of Directors:

    Nominees:

    Bill Guo

2. To revise Article of CBI and accept minimum member of the board of directors is one;

3. To revise By-laws of CBI and accept minimum member of the board of directors is one;

 4. The salary and compensation of new Director will be $1 (one dollar) per year,

without any insurance coverage by CBI.

(6) How to submit your proposal:

    1. Qualification for shareholders who will submit the proposal:

         From Exchange Act Rule 14a-8 b.1:

“In order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.”

  2. Deadline for submit the proposal:

     March 15, 2011, 4:00 p.m. EST

       Send by E-mail: Bill Guo, C/o Andrew Chien  uschien@uschinachannel.net

       Send by fax: Bill Guo, 011-86-10-88500080 (China)

                    Or Bill Guo, C/o Andrew Chien  866-5716313.

  3. Words limitation:

The proposal is limited to 200 words, and I will cover the costs because CBI has no budget on this meeting. If anyone will pay the costs by himself, the proposal may be allowed with unlimited words at my discretion. My discretion will be public.

(7)Dissent opinion of other directors:

Since my public letter to all shareholders filed in 8-k on March 9, 2011, I received different opinions from other director. Since CBI entered bankruptcy and caused shareholder lost almost of their share value, current directors of board lost their trust and credits to the shareholders. Shareholders no longer trust the current directors of board. I suggest any director can directly submit his opinion and proposal to all shareholders, just in the same way as I did, and let majority vote of shareholders making decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Commonwealth Biotechnologies Inc

        March 11, 2011                 /s/ Bill Guo

                                       Bill Guo, Chairman

                                  Address: Venturepharm Towers

                                 No. 3 Jinzhuang, Sijiqing, Haidian District

                                 Beijing, China PC 100089

                                 Tel: 86-1088500088